FOR IMMEDIATE RELEASE

INNOPHOS HOLDINGS, INC. SCHEDULES CALL TO DISCUSS

FOURTH QUARTER AND YEAR END 2006 RESULTS

CRANBURY, New Jersey (March 16, 2007) -- - Innophos Holdings, Inc., (Nasdaq: IPHS), the parent company of Innophos, Inc., today announced that it will be hosting a live conference call on Friday, March 23, 2007 at 10:00 a.m. EDT to discuss its fourth quarter and year end results.

Conference Call Details

Innophos Holdings will hold a live conference call to discuss fourth quarter and fiscal year ended December 31, 2006 financial results on Friday, March 23, 2007 at 10:00 a.m. EDT.  To participate, please dial in to the conference call at (866) 600-0797, access code 3204442.  The conference call topic is Innophos Holdings, Inc. Earnings Conference Call.

A telephone replay of the call will be available from 11:00 a.m. EDT on March 23, until 11:59 p.m. EDT on March 30.  The replay of the call may be accessed by dialing (800) 642-1687, access code 3204442.

###

About Innophos Holdings, Inc.

Innophos Holdings, Inc., the parent company of Innophos, Inc.(www.innophos.com) is one of the leading North American manufacturers of specialty phosphates, serving a diverse range of customers across multiple applications, geographies and channels.  Innophos offers a broad suite of products used in a wide variety of food and beverage, consumer products, pharmaceutical and industrial applications.  Innophos' market-leading positions derive from its experience and dedication to customer service and innovation.  Headquartered in Cranbury, New Jersey, Innophos has manufacturing operations in Nashville, TN; Chicago Heights, IL; Chicago (Waterway), IL; Geismar, LA; Port Maitland, ON (Canada); and Coatzacoalcos, Veracruz and Mission Hills, Guanajuato (Mexico). IPHS-G

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  As such, final results could differ from estimates or expectations due to risks and uncertainties, including but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of Innophos' products and services in the marketplace; competitive factors; technological changes; Innophos' dependence upon third-party suppliers; and other risks.  For any of these factors, Innophos claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

Contact Information:

Alex Stanton

Stanton Crenshaw Communications

(212) 780-1900

alex@stantoncrenshaw.com